Exhibit 99.1

FOR:	Jarden Corporation
CONTACT:	Trisha Mount
Senior Vice President, Finance
914-967-9400
Investor Relations: Allison Malkin
Press: Alecia Pulman
ICR, Inc.
203-682-8200

FOR IMMEDIATE RELEASE

JARDEN REPORTS THIRD QUARTER RESULTS

Third Quarter Cash Flow from Operations of over $75M

Adjusted Diluted Earnings per Share Increased 14% in the Third Quarter

RYE, N.Y., October 24, 2012—Jarden Corporation (NYSE:JAH) today reported its financial results for the three and nine months ended September 30, 2012.

For the three months ended September 30, 2012:

•	Reported net sales were $1.71 billion compared to $1.78 billion, for the same period in 2011;

•	Organic net sales declined 1.8% or $32 million;

•	Gross margin increased 40 basis points to 29.4% compared to gross margin of 29.0%, for the same period in 2011;

•	Adjusted gross margin increased 80 basis points to 30.0% compared to adjusted gross margin of 29.2%, for the same period in 2011;

•	Diluted earnings per share declined 3% to $1.00 per diluted share compared to $1.03 per diluted share, for the same period in 2011; and

•	Adjusted diluted earnings per share increased 14% to $1.35 per diluted share compared to $1.18 per diluted share, for the same period in 2011.

For the nine months ended September 30, 2012:

•	Reported net sales were $4.88 billion compared to $4.94 billion, for the same period in 2011;

•	Organic net sales grew 1.5% or $73 million;

•	Gross margin increased 80 basis points to 29.1% compared to gross margin of 28.3%, for the same period in 2011;

•	Adjusted gross margin increased 80 basis points to 29.3% compared to adjusted gross margin of 28.5%, for the same period in 2011;

•	Diluted earnings per share increased approximately 19% to $2.45 per diluted share compared to $2.06 per diluted share, for the same period in 2011; and

•	Adjusted diluted earnings per share increased approximately 18% to $2.91 per diluted share compared to $2.46 per diluted share, for the same period in 2011.

“In addition to the strong performance of the business so far this year, we acted opportunistically to strengthen our long-term capital position by completing a convertible note offering in September. The strong demand for the offering and its successful execution allowed Jarden to take advantage of positive market conditions to strengthen our balance sheet and ensure that we have cash readily available to pay down more expensive debt, or to take advantage of value creating opportunities that may arise in the future,” said Martin E. Franklin, Executive Chairman. “As we continue to invest in our targeted growth initiatives, a number of these plans revolve around growing international sales. While the tuck-in acquisitions we completed during the third quarter are not meaningful from a financial perspective, they provide strong international operating platforms to support long-term growth in these markets.”

James E. Lillie, Chief Executive Officer commented, “I am pleased with our performance in both the quarter and year to date. Our diversified business model allowed us to deliver strong earnings and cash flow in the quarter. We achieved this performance despite the well known topline challenges we forecasted stemming from the warm winter of 2011-12. Notwithstanding the year over year weather related revenue impact, we are pleased that our strong gross margin performance also led to expanded segment earnings margins, and we remain on track to exceed last year’s strong cash flow performance in 2012. We expect that the healthy momentum across each of our business segments should result in continued strength in fiscal 2013, with growth in line with our stated long-term objectives.”

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted basic and diluted earnings per share, adjusted gross margins, adjusted interest expense, and organic net sales growth to the comparable GAAP measures.

The Company will be hosting a conference call at 9:45 a.m. (EDT) tomorrow, October 25, 2012, to further discuss its third quarter results. To listen to the call by telephone, please dial 888-254-3595 (domestic) or 913-312-0686 (international) and provide passcode: 9240069. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 9240069 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 100 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, Invicta®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #371 on the Fortune 500 and has over 23,000 employees worldwide. For in-depth information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three months ended
	September 30, 2012			September 30, 2011
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,705.9	$—	$1,705.9	$1,784.7	$—	$1,784.7

Cost of sales	1,204.9	(11.2)	1,193.7	1,267.7	(4.2)	1,263.5

Gross profit	501.0	11.2	512.2	517.0	4.2	521.2
Selling, general and administrative expenses	322.9	(16.6)	306.3	326.0	(10.1)	315.9
Reorganization costs, net	9.3	(9.3)	—	6.2	(6.2)	—

Operating earnings	168.8	37.1	205.9	184.8	20.5	205.3
Interest expense, net	46.1	(0.3)	45.8	43.7	—	43.7

Income before taxes	122.7	37.4	160.1	141.1	20.5	161.6
Income tax provision	45.8	10.3	56.1	50.4	7.1	57.5

Net income	$76.9	$27.1	$104.0	$90.7	$13.4	$104.1

Earnings per share:
Basic	$1.00		$1.36	$1.03		$1.19
Diluted	$1.00		$1.35	$1.03		$1.18
Weighted average shares outstanding:
Basic	76.6		76.6	87.7		87.7
Diluted	77.2		77.2	88.2		88.2

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Nine months ended
	September 30, 2012			September 30, 2011
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$4,876.9	$—	$4,876.9	$4,941.9	$—	$4,941.9

Cost of sales	3,459.9	(11.2)	3,448.7	3,545.6	(10.9)	3,534.7

Gross profit	1,417.0	11.2	1,428.2	1,396.3	10.9	1,407.2
Selling, general and administrative expenses	961.0	(25.2)	935.8	951.7	(19.5)	932.2
Reorganization costs, net	9.3	(9.3)	—	6.2	(6.2)	—

Operating earnings	446.7	45.7	492.4	438.4	36.6	475.0
Interest expense, net	135.8	(0.3)	135.5	134.8	—	134.8
Loss on early extinguishment of debt	—	—	—	12.8	(12.8)	—

Income before taxes	310.9	46.0	356.9	290.8	49.4	340.2
Income tax provision	115.7	9.2	124.9	107.2	13.8	121.0

Net income	$195.2	$36.8	$232.0	$183.6	$35.6	$219.2

Earnings per share:
Basic	$2.46		$2.92	$2.08		$2.48
Diluted	$2.45		$2.91	$2.06		$2.46
Weighted average shares outstanding:
Basic	79.3		79.3	88.4		88.4
Diluted	79.8		79.8	88.9		88.9

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2012	September 30, 2011	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$886.7	$446.3	$808.3
Accounts receivable, net	1,194.1	1,188.6	1,080.5
Inventories	1,546.8	1,569.2	1,274.4
Deferred taxes on income	191.6	126.4	181.6
Prepaid expenses and other current assets	152.9	185.9	148.7

Total current assets	3,972.1	3,516.4	3,493.5

Property, plant and equipment, net	614.2	618.9	615.9
Goodwill	1,793.0	1,756.8	1,717.1
Intangible assets, net	1,209.8	1,169.8	1,156.5
Other assets	145.3	127.2	133.7

Total assets	$7,734.4	$7,189.1	$7,116.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$502.4	$162.9	$269.3
Accounts payable	652.5	641.1	557.5
Accrued salaries, wages and employee benefits	188.2	162.5	181.1
Taxes on income	11.8	28.8	22.3
Other current liabilities	451.9	478.7	433.5

Total current liabilities	1,806.8	1,474.0	1,463.7

Long-term debt	3,313.1	3,016.7	2,890.1
Deferred taxes on income	552.0	462.5	507.8
Other non-current liabilities	365.8	324.4	343.1

Total liabilities	6,037.7	5,277.6	5,204.7

Total stockholders’ equity	1,696.7	1,911.5	1,912.0

Total liabilities and stockholders’ equity	$7,734.4	$7,189.1	$7,116.7

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net income	$76.9	$90.7	$195.2	$183.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38.7	40.3	109.9	121.7
Debt extinguishment costs	—	—	—	12.8
Other non-cash items	0.4	41.6	26.5	84.7
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(54.8)	(120.9)	(96.9)	(129.5)
Inventory	(44.7)	(29.4)	(235.0)	(288.6)
Accounts payable	(19.2)	(1.0)	81.1	66.3
Other current assets and liabilities	80.9	27.9	0.6	(26.5)

Net cash provided by operating activities	78.2	49.2	81.4	24.5

Cash flows from financing activities:
Net change in short-term debt	4.7	—	83.6	2.7
Proceeds from issuance of long-term debt	500.1	—	800.6	1,025.0
Payments on long-term debt	(20.6)	(7.8)	(153.2)	(1,102.8)
(Repurchase of) proceeds from common stock, net	(103.6)	(44.1)	(536.6)	(84.1)
Debt issuance costs	(14.0)	(0.2)	(17.4)	(12.3)
Dividends paid	—	(7.6)	(7.5)	(22.6)
Other	20.3	4.9	42.7	7.1

Net cash provided by (used in) financing activities	386.9	(54.8)	212.2	(187.0)

Cash flows from investing activities:
Additions to property, plant and equipment	(26.8)	(28.3)	(76.9)	(79.4)
Acquisitions of businesses, net of cash acquired, and earnout payments	(155.2)	(13.4)	(155.2)	(13.4)
Other	3.5	14.4	9.8	4.8

Net cash used in investing activities	(178.5)	(27.3)	(222.3)	(88.0)

Effect of exchange rate changes on cash and cash equivalents	9.9	(15.4)	7.1	1.4

Net increase (decrease) in cash and cash equivalents	296.5	(48.3)	78.4	(249.1)
Cash and cash equivalents at beginning of period	590.2	494.6	808.3	695.4

Cash and cash equivalents at end of period	$886.7	$446.3	$886.7	$446.3

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2012
Net sales	$657.6	$509.6	$459.0	$97.6	$(17.9)	$1,705.9	$—	$1,705.9

Segment earnings (loss)	$96.2	$79.0	$72.3	$12.9	$—	$260.4	$(25.1)	$235.3

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustments to inventory	(2.8)	(3.2)	—	—	—	(6.0)	—	(6.0)
Acquisition-related and other costs	(3.9)	(1.6)	(1.4)	—	—	(6.9)	(5.6)	(12.5)
Reorganization costs, net	(9.3)	—	—	—	—	(9.3)	—	(9.3)
Depreciation and amortization	(13.8)	(10.2)	(10.8)	(3.0)	—	(37.8)	(0.9)	(38.7)

Operating earnings (loss)	$66.4	$64.0	$60.1	$9.9	$—	$200.4	$(31.6)	$168.8

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2011
Net sales	$707.3	$522.4	$477.8	$92.4	$(15.2)	$1,784.7	$—	$1,784.7

Segment earnings (loss)	$104.6	$74.7	$76.2	$7.7	$—	$263.2	$(23.9)	$239.3

Adjustments to reconcile to reported operating earnings (loss):
Fair value adjustment to inventory	—	—	(1.6)	—	—	(1.6)	—	(1.6)
Acquisition-related and other costs	(1.4)	—	(1.3)	—	—	(2.7)	(3.7)	(6.4)
Reorganization costs	(3.8)	—	(2.4)	—	—	(6.2)	—	(6.2)
Depreciation and amortization	(15.7)	(8.1)	(12.7)	(3.1)	—	(39.6)	(0.7)	(40.3)

Operating earnings (loss)	$83.7	$66.6	$58.2	$4.6	$—	$213.1	$(28.3)	$184.8

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2012
Net sales	$2,075.0	$1,260.5	$1,300.7	$292.7	$(52.0)	$4,876.9	$—	$4,876.9

Segment earnings (loss)	$263.5	$176.0	$193.0	$39.3	$—	$671.8	$(87.4)	$584.4

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustments to inventory	(2.8)	(3.2)	—	—	—	(6.0)	—	(6.0)
Acquisition-related and other costs	(3.9)	(1.6)	(1.4)	—	—	(6.9)	(5.6)	(12.5)
Reorganization costs, net	(9.3)	—	—	—	—	(9.3)	—	(9.3)
Depreciation and amortization	(38.0)	(25.9)	(33.8)	(9.7)	—	(107.4)	(2.5)	(109.9)

Operating earnings (loss)	$209.5	$145.3	$157.8	$29.6	$—	$542.2	$(95.5)	$446.7

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2011
Net sales	$2,157.6	$1,258.4	$1,297.9	$273.7	$(45.7)	$4,941.9	$—	$4,941.9

Segment earnings (loss)	$288.2	$172.3	$183.5	$27.1	$—	$671.1	$(91.5)	$579.6

Adjustments to reconcile to reported operating earnings (loss):
Fair value adjustment to inventory	—	—	(6.9)	—	—	(6.9)	—	(6.9)
Acquisition-related and other costs	(1.4)	—	(1.3)	—	—	(2.7)	(3.7)	(6.4)
Reorganization costs	(3.8)	—	(2.4)	—	—	(6.2)	—	(6.2)
Depreciation and amortization	(45.7)	(22.8)	(42.2)	(9.1)	—	(119.8)	(1.9)	(121.7)

Operating earnings (loss)	$237.3	$149.5	$130.7	$18.0	$—	$535.5	$(97.1)	$438.4

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three and nine months ended September 30, 2012 and 2011. For the three months ended September 30, 2012, adjustments to net income included $6.0 million associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with our tuck-in acquisitions; $5.2 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $12.5 million of acquisition related and other costs; $4.1 million of amortization of acquired intangible assets; $9.3 million of net reorganization costs primarily associated with the rationalization of international manufacturing facilities; and $0.3 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the quarter ended September 30, 2012 is the tax provision adjustment of $10.3 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the three months ended September 30, 2011, adjustments to net income included $6.2 million of reorganization costs and $1.6 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $8.0 million of acquisition-related and other costs and $4.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the quarter ended September 30, 2011 is the tax provision adjustment of $7.1 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the nine months ended September 30, 2012, adjustments to net income included $6.0 million associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with our tuck-in acquisitions; $5.2 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $12.5 million of acquisition related and other costs; $12.7 million of amortization of acquired intangible assets; $9.3 million of net reorganization costs primarily associated with the rationalization of international manufacturing facilities; and $0.3 million of non-cash original issue discount amortization on the convertible notes. Also, included in the adjustments to net income for the quarter ended September 30, 2012 is the tax provision adjustment of $9.2 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the nine months ended September 30, 2011, adjustments to net income included $6.2 million of reorganization costs and $3.0 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $6.9 million primarily associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory primarily associated with the Quickie acquisition; $6.4 million of acquisition-related and other costs and $14.1 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2011 is the tax provision adjustment of $13.8 million, which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited business from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the three and nine months ended September 30, 2012:

	Three months ended September 30, 2012	Nine months ended September 30, 2012
Reconciliation of Non- GAAP measure

Net sales (decline)/growth	(4.4%)	(1.4%)

Foreign exchange impacts	2.5%	2.1%
(Acquisitions)/exited business, net	0.1%	0.8%

Organic net sales (decline)/growth	(1.8%)	1.5%

Note 3: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill, intangibles and other assets, certain net reorganization costs, acquisition-related and other costs, transaction and integration costs, non-cash Venezuela hyperinflationary and devaluation charges, gains and losses as a result of currency fluctuations, gain on the sale of the domestic business, non-cash stock-based compensation costs, loss on early extinguishment of debt, non-cash original issue discount amortization and other items. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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